As filed with the Securities and Exchange Commission on February 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0662915
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

38 Sidney Street, 2nd Floor Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

2013 Stock Incentive Plan

(Full Title of the Plan)

David P. Schenkein, M.D.

Chief Executive Officer

Agios Pharmaceuticals, Inc.

38 Sidney Street, 2nd Floor

Cambridge, MA 02139

(Name and Address of Agent For Service)

(617) 649-8600

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,242,966 shares	$26.23 (2)	$32,602,998.18 (2)	$4,200

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 3, 2014.

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2013 Stock Incentive Plan of Agios Pharmaceuticals, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-190101, filed with the Securities and Exchange Commission on July 24, 2013 by the Registrant, relating to the Registrant’s 2007 Stock Incentive Plan, 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan, except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 6th day of February, 2014.

AGIOS PHARMACEUTICALS, INC.

By:	/s/ David P. Schenkein
David P. Schenkein, M.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Agios Pharmaceuticals, Inc., hereby severally constitute and appoint David P. Schenkein, M.D., J. Duncan Higgons and Glenn Goddard and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Agios Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Schenkein David P. Schenkein, M.D.	Chief Executive Officer and Director (Principal executive officer)	February 6, 2014

/s/ Glenn Goddard Glenn Goddard	Senior Vice President, Finance (Principal financial and accounting officer)	February 6, 2014

/s/ Lewis C. Cantley Lewis C. Cantley, Ph.D.	Director	February 6, 2014

/s/ Paul J. Clancy Paul J. Clancy	Director	February 6, 2014

/s/ Douglas G. Cole Douglas G. Cole, M.D.	Director	February 6, 2014

/s/ Perry Karsen Perry Karsen	Director	February 6, 2014

/s/ John M. Maraganore John M. Maraganore, Ph.D.	Director	February 6, 2014

/s/ Robert T. Nelsen Robert T. Nelsen	Director	February 6, 2014

/s/ Kevin P. Starr Kevin P. Starr	Director	February 6, 2014

/s/ Marc Tessier-Lavigne Marc Tessier-Lavigne, Ph.D.	Director	February 6, 2014

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(2)	2013 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36014) filed with the Securities and Exchange Commission on July 30, 2013 and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-189216) filed with the Securities and Exchange Commission on June 24, 2013 and incorporated herein by reference.